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                                                                     Exhibit 5.1


                          [Troutman Sanders LLP Letterhead]

                               September 22, 2000


Southern Energy, Inc.
900 Ashwood Parkway, Suite 500
Atlanta, Georgia  30338

           Re:  Registration Statement on Form S-1
                (Registration Nos. 333-41680 and 333-41680-01)

Ladies and Gentlemen:

         We have acted as counsel to Southern Energy, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of
(1) Junior Convertible Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company to SEI Trust I, a statutory business trust created under the Delaware Business Trust Act (the "Trust"), (2) Convertible Trust Preferred Securities (liquidation preference $50 per Preferred Security) (the "Preferred Securities") to be issued by the Trust, (3) the Company's guarantee with respect to such Preferred Securities (the "Guarantee") and (4) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Preferred Securities. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture") and the Guarantee will be issued pursuant to a guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement. This opinion is being provided at your request for use in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         Based upon the foregoing, we are of the opinion that, with respect to the shares of Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of


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Southern Energy, Inc.
September 22, 2000
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shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than par value of the Common Stock) provided for therein or (ii) upon conversion, exchange, redemption or exercise of any Preferred Security or Junior Subordinated Note, in accordance with the terms of such Preferred Security or Junior Subordinated Note or the instrument governing such Preferred Security or Junior Subordinated Note providing for such conversion, exchange, redemption or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         We are, in this opinion, opining only on the Delaware General Corporation Law. We are not opining on "blue sky" or other state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,

                                /s/ Troutman Sanders LLP

                                TROUTMAN SANDERS LLP